HanJiao Group Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CERT.9999

Certificate Number

9000000000.00

Shares

PAR VALUE $0.0001
COMMON STOCK

THIS CERTIFIES THAT *** SPECIMEN ***

CUSIP NO.: 999999ZZ9

IS THE OWNER OF * NINE BILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.0001 EACH OF

HANJIAO GROUP INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.



HANJIAO GROUP INC
Corporate
Seal
DELAWARE

CERT.9999

Tian Xiang Yang

XIANGYANG TIAN
Chief Executive Officer

Tian Zhi hai

ZHIHAI TIAN
Chief Operating Officer

DATED: **JANUARY 01, 2009**

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112

999999 TEST ISSUE REF 1999 5.4375% 12/31/5